20181150001 2

Secretary of State
Certificate of Limited Partnership (LP)

LP-1

FILED KW
Secretary of State
State of California SH
APR 24 2018

IMPORTANT — *Read Instructions* before completing this form. Filing Fee – $70.00

Copy Fees – First page $1.00; each attachment page $0.50;
Certification Fee - $5.00

Note: LPs may have to pay minimum $800 tax to the California Franchise Tax Board each year. For more information, go to *https://www.ftb.ca.gov.*

ICC

Above Space For Office Use Only

1.Limited Partnership Name (*See Instructions* – Must contain an LP ending such as LP or L.P. "LP" will be added, if not included.)

Keystone Investors – Urban Node Fund II, LP

2. Business Addresses

a. Initial Street Address of LP's Designated Office in California - Do not enter a P.O. Box	City (no abbreviations)	State	Zip Code
236 Bicknell Avenue #11	Santa Monica	CA	90405
b. Initial Mailing Address of LP, if different than item 2a	City (no abbreviations)	State	Zip Code

3. Service of Process (Must provide either Individual OR Corporation.)

INDIVIDUAL – Complete Items 3a and 3b only. Must include agent's full name and California street address.

a. California Agent's First Name (if agent is **not** a corporation)	Middle Name	Last Name	Suffix

b. Street Address (if agent is **not** a corporation) - **Do not enter a P.O. Box**	City (no abbreviations)	State	Zip Code
		CA	

CORPORATION – Complete Item 3c. Only include the name of the registered agent Corporation.

c. California Registered Corporate Agent's Name (if agent is a corporation) – Do not complete Item 3a or 3b

National Registered Agents, Inc

4. General Partners (List the name and address of each general partner. Attach additional pages, if necessary.)

a. General Partner's Name

Austin Nissly

General Partner's Address	City (no abbreviations)	State	Zip Code
236 Bicknell Avenue #11	Santa Monica	CA	90405

b. General Partner's Name

General Partner's Address	City (no abbreviations)	State	Zip Code

The information contained herein, including in any attachments, is true and correct.

[signature]
General Partner Signature

Austin Nissly
Type or Print Name

I hereby certify that the foregoing transcript of 1 page(s) is a full, true and correct copy of the original record in the custody of the California Secretary of State's office.

APR 25 2018

Date:

ALEX PADILLA, Secretary of State